EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 15 to the statement on Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: April 5, 2011

Glencore International AG

By:	/s/ Barbara Bodmer	/s/ Stefan Peter
Name:	Barbara Bodmer	Stefan Peter
Title:	Officer	Officer

Glencore Holding AG

By:	/s/ Andreas Hubmann	/s/ Steven Kalmin
Name:	Andreas Hubmann	Steven Kalmin
Title:	Director	Director

Glencore AG

By:	/s/ Barbara Bodmer	/s/ Stefan Peter
Name:	Barbara Bodmer	Stefan Peter
Title:	Officer	Officer